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                                                                      EXHIBIT 16

                           [S.W. HATFIELD LETTERHEAD]

                                September 8, 1999



Board of Directors
i/c/o Mr. Thomas Bowers, President and Chief Executive Officer
COMPOSITE AUTOMOTIVE RESEARCH, LTD.
WORLD TRANSPORT AUTHORITY, INC.
635 Front Street
El Cajon, CA 92020


Gentlemen:

Based upon the representations made and related events which occurred on Monday, August 30, 1999, we hereby resign as auditors for Composite Automotive Research, Ltd. and Subsidiaries, effective immediately.

We hereby confirm that the client-auditor relationship between Composite Automotive Research, Ltd. (Commission File # 0-23693) and S.W. Hatfield, CPA has ceased.

Very truly yours,
S.W. HATFIELD, CPA


/s/ Scott W. Hatfield
--------------------------
    Scott W. Hatfield, CPA

SWH/

cc:     Office of the Chief Accountant
        SECPS Letter File
        Securities and Exchange Commission
        Mail Stop 9-5
        450 Fifth Street, NW
        Washington, DC 20549